UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 8, 2013

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Our press release dated November 8, 2013, concerning financial results for the fourth quarter ended September 30, 2013, furnished as Exhibit 99.1, is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE
We are currently engaged in discussions with the staff of the Securities and Exchange Commission (“SEC”) regarding an unresolved staff comment with respect to our Annual Report for the fiscal year ended September 30, 2012 relating to our revenue and expense recognition policies for day rates received and the corresponding expenses incurred during the initial mobilization of the Atwood Condor during the fourth quarter of fiscal year 2012. While we continue to work with the SEC staff to resolve this comment, we may in the future determine to revise our revenue and expense recognition policies and revise our historical financial statements accordingly, which would result in a positive impact to our results of operations for the quarter and fiscal year ended September 30, 2013 and a negative impact to our results for the quarter and fiscal year ended September 30, 2012. However, there will be no change to the timing or amount of cash flows under this contract.

This information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

ITEM 9.01     EXHIBITS

EXHIBIT 99.1 PRESS RELEASE DATED NOVEMBER 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ Mark L. Mey
Mark L. Mey
Senior Vice President

DATE: November 8, 2013

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated November 8, 2013

4